Jody M. Walker
             Attorney-At-Law
          7841 South Garfield Way
          Littleton, Colorado 80122
         Telephone (303) 850-7637
         Facsimile (303) 220-9902

December 16, 2002

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Dear Sirs:

Re:   OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO USE OF NAME IN THE
REGISTRATION STATEMENT ON FORM SB-2 OF GAMING VENTURE CORP., U.S.A

I am securities counsel for the above mentioned Company and I have prepared the registration statement on Form SB-2 and any amendments. I hereby consent to the inclusion and reference of my name and to a discussion of the opinion in the prospectus and the reproduction of the opinion in an exhibit in the registration statement on Form SB-2 and any amendments for Gaming Venture Corp., U.S.A.

It is my opinion that the securities of Gaming Venture Corp., U.S.A. and those which are registered with the Securities and Exchange
Commission pursuant to Form SB-2 registration statement of Gaming
Venture Corp., U.S.A. have been legally issued and will be, when sold, legally issued, fully paid and non-assessable.


Yours very truly,


/s/Jody M. Walker
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Jody M. Walker